Exhibit 99.1

SUPPLEMENT TO PROXY STATEMENT

We have made the following supplemental disclosures to the Proxy Statement in connection with the settlement of Laugherty v. Atlantic Coast Financial Corporation et al., Civil Action No. 1:13-cv-01475, pending in the Federal District Court of Maryland. The parties have contemporaneously entered into a memorandum of understanding to settle the lawsuit. Pursuant to the settlement, we have agreed to provide the additional information set forth below. This supplemental information should be read in conjunction with the Proxy Statement and the documents incorporated therein.

This supplement to the Proxy Statement is dated June 5, 2013.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

This document contains forward-looking statements intended to be covered by the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements may include, among other things, information concerning possible or assumed future results of operations of Atlantic Coast Financial Corporation (“Atlantic Coast Financial”), the expected completion and timing of the merger and other information relating to the merger. There are forward-looking statements in this document, including, among others, in statements containing the words “believes,” “plans,” “expects,” “anticipates,” “intends,” “estimates” or other similar expressions. You should be aware that forward-looking statements involve known and unknown risks and uncertainties. These forward-looking statements reflect our current expectations and forecasts, and we cannot assure you that the actual results or developments we anticipate will be realized, or even if realized, that they will have the expected effects on the business or operations of Atlantic Coast Financial. In addition to other factors and matters discussed in this document or discussed and identified in other public filings we make with the Securities and Exchange Commission, we believe the following risks could cause actual results to differ materially from those discussed in the forward-looking statements:

  the risk that the merger will not be consummated timely, if at all;
  conditions to the closing of the merger may not be satisfied or the Merger Agreement may be terminated prior to closing;
  difficulties in obtaining required stockholder and regulatory approvals of the merger;
  increases in competitive pressure among financial institutions or from non-financial institutions;
  changes in the interest rate environment;
  changes in deposit flows, loan demand or real estate values;
  changes in accounting principles, policies or guidelines;
  legislative or regulatory changes;
  changes in general economic conditions or conditions in securities markets or the banking industry;
  materially adverse changes in the financial condition of Atlantic Coast Financial, Atlantic Coast Bank, Bond Street Holdings, Inc. (“Bond Street”) or Florida Community Bank, N.A. (“Florida Community Bank”);
  difficulties related to the completion of the merger; and
  other economic, competitive, governmental, regulatory, geopolitical and technological factors affecting operations, pricing and services.

You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this document or the date of any document incorporated by reference. All subsequent written and oral forward-looking statements concerning the merger or other matters addressed in this document and attributable to Atlantic Coast Financial or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Except to the extent required by applicable law or regulation, Atlantic Coast Financial undertakes no obligation to republish revised forward-looking statements to reflect events or circumstances after the date of this document or to reflect the occurrence of unanticipated events.

SETTLEMENT OF LITIGATION

On June 5, 2013, Plaintiff Jason Laugherty, individually and on behalf of a putative class of all others similarly situated, and Defendants Forrest W. Sweat, Jr., Charles E. Martin, Jr., Thomas F. Beeckler, G. Thomas Frankland, John J. Linfante, W. Eric Palmer, H. Dennis Woods (the “Individual Director Defendants”), Atlantic Coast Financial, Atlantic Coast Bank, Bond Street and Florida Community Bank entered into a Memorandum of Understanding (the “MOU”) with the Plaintiff regarding the settlement of the putative class action lawsuit filed in the Federal District Court of Maryland (the “Action”).  The Action was filed in response to the announcement that Atlantic Coast Financial, Atlantic Coast Bank, Bond Street and Florida Community Bank had entered into a definitive agreement (the “Merger Agreement”) wherein Atlantic Coast Financial will merge with and into Bond Street and Atlantic Coast Bank will merge with and into Florida Community Bank.

As described in greater detail in the Proxy Statement of Atlantic Coast Financial filed with the Securities and Exchange Commission on May 13, 2013, two purported class action lawsuits related to the merger were originally filed against Atlantic Coast Financial, Atlantic Coast Bank, Bond Street and Florida Community Bank and each of the current directors of Atlantic Coast Financial with the exception of Directors Jay Sidhu and Bhanu Choudhrie. The two separate putative class action lawsuits pending in federal and state court were voluntarily dismissed and a new combined federal court action was filed on May 20, 2013.

Under the terms of the MOU, Atlantic Coast Financial, Atlantic Coast Bank, Bond Street and Florida Community Bank, the other named defendants, and the plaintiff have reached an agreement in principle to settle the lawsuit and to release the defendants from all claims in the Action relating to the merger, subject to approval of the Federal District Court of Maryland. Under the terms of the MOU, plaintiff’s counsel also has reserved the right to seek an award of attorneys’ fees and expenses. If the Federal District Court of Maryland approves the settlement contemplated by the MOU, the lawsuit will be dismissed with prejudice.

The settlement of the Action will not affect the merger consideration to be paid to Atlantic Coast Financial’s stockholders in connection with the proposed merger or the timing of the special meeting of Atlantic Coast Financial’s stockholders, scheduled for June 11, 2013 in Jacksonville, Florida, to vote upon a proposal to adopt the Merger Agreement.

Atlantic Coast Financial, Atlantic Coast Bank, Bond Street, Florida Community Bank and the other defendants deny all of the allegations in the Action.  Atlantic Coast Financial, Atlantic Coast Bank and the Individual Director Defendants believe the disclosures in the Proxy Statement are adequate under the law. Nevertheless, Atlantic Coast Financial, Atlantic Coast Bank, Bond Street, Florida Community Bank and the other defendants have agreed to settle the Action in order to avoid the costs, disruption, and distraction of further litigation.

SUPPLEMENTAL DISCLOSURES

Background of the Merger

The following disclosure supplements the section of the Proxy Statement entitled – “Background of the Merger” on page 21. The following disclosure is inserted as the fifth sentence in the third full paragraph.

KBW, based on their experience in the banking and financial institutions industry, reviewed the financial condition of each interested party from publicly available information and considered whether each party had any known regulatory issues which could impede approval of a transaction.

The following disclosure supplements the section of the Proxy Statement entitled – “Background of the Merger” on page 21. The disclosure is added as a second sentence to the fourth full paragraph.

Each of the confidentiality agreements entered into with the 18 parties including Bond Street contained standstill agreements.  Each of the standstill agreements contained terms that were no less favorable than the terms that were agreed to between Atlantic Coast Financial and Bond Street in their Confidentiality Agreement dated August 17, 2012.

The following disclosure supplements the section of the Proxy Statement entitled – “Background of the Merger” on page 22. The following disclosure is inserted following the word “candidates” in the first sentence in the second full paragraph.

who were contacted by KBW at the outset of the strategic alternatives process,

The following disclosure supplements the section of the Proxy Statement entitled – “Background of the Merger” on page 22. The following disclosure is inserted at the end of the first sentence in the second full paragraph.

whereby an acquirer would purchase and assume the performing assets and liabilities of Atlantic Coast Bank after the distribution of criticized and non-performing assets from Atlantic Coast Bank to Atlantic Coast Financial which assets would not be assumed by the acquirer.

The following disclosure supplements the section of the Proxy Statement entitled – “Background of the Merger” on page 22. The disclosure is added to the end of the fourth sentence to the fourth full paragraph.

in order to encourage Party D to begin formal negotiations on a definitive merger agreement.

The following disclosure supplements the section of the Proxy Statement entitled – “Background of the Merger” on page 22. The disclosure is added following the word “offering” in the fifth line of the sixth full paragraph.

due to the conditions of the capital markets and the financial condition of Atlantic Coast Financial

The following disclosure supplements the section of the Proxy Statement entitled – “Background of the Merger” on page 23. The disclosure is added to the end of the first sentence to the carry over paragraph.

based on management’s informal discussions with staff from the Federal Reserve Bank of Atlanta.

The following disclosure supplements the section of the Proxy Statement entitled – “Background of the Merger” on page 23. The disclosure is added following the word “manner” in the sixth line of the second full paragraph.

due to a potentially lengthy regulatory approval process

The following disclosure supplements the section of the Proxy Statement entitled – “Background of the Merger” on page 23. The disclosure is revised by deleting the word “viability” on line 25 of the third full paragraph and replacing it with:

value

The following disclosure supplements the section of the Proxy Statement entitled – “Background of the Merger” on page 23. The disclosure is added following the word “CVR” on line 25 of the third full paragraph.

due to the long period of time for measuring asset quality improvement and the proposed conditions for realizing the additional consideration of $2.00 per share

The following disclosure supplements the section of the Proxy Statement entitled – “Background of the Merger” on page 23. The disclosure is added prior to the word “such” on line 30 of the third full paragraph and deleted the word “entertain” in the same line.

continue negotiations following

The following disclosure supplements the section of the Proxy Statement entitled – “Background of the Merger” on page 24. The disclosure is added following the last sentence of the third full paragraph.

Management believed that the elimination of the CVR improved the deal terms for Atlantic Coast Financial stockholders by increasing the likelihood that stockholders would receive the $2.00 contingency payment by eliminating the risk of future asset performance over a five-year period.

Opinion of Atlantic Coast Financial’s Financial Advisor, KBW

The following disclosure supplements the section of the Proxy Statement entitled – “Opinion of Atlantic Coast Financial’s Financial Advisor” on page 29. The following disclosure is inserted between the second and third full paragraphs.

For informational purposes only and apart from KBW’s core analyses presented below, the Atlantic Coast Financial Board considered an accounting-adjusted tangible book value analysis provided by KBW.  The analysis accounted for fair market value adjustments provided to KBW by Atlantic Coast Financial management and not independently verified by KBW.  The analysis resulted in an adjusted tangible book value per share of $2.16.

The following disclosure supplements the section of the Proxy Statement entitled – “Opinion of Atlantic Coast Financial’s Financial Advisor” on page 31. The following disclosures are inserted following the acquiror/acquiree list.

KBW’s analysis showed the following concerning the Atlantic Coast Financial/Bond Street transaction and the selected transactions:

Stock Consideration
Bond Street/Atlantic Coast Financial Merger:	0%
Recent Transactions Minimum:	0%
Recent Transactions Maximum:	100%

Deal Values
Bond Street/Atlantic Coast Financial Merger:	$13 million
Recent Transactions Minimum:	$1 million
Recent Transactions Maximum:	$32 million

KBW’s analysis showed the following concerning the financial condition of Atlantic Coast Financial’s and the selected transactions group’s financial condition:

Assets
Atlantic Coast Financial:	$773 million
Recent Transactions Minimum:	$246 million
Recent Transactions Maximum:	$1,886 million

Tangible Common Equity/Tangible Assets
Atlantic Coast Financial:	5.21%
Recent Transactions Minimum:	1.32%
Recent Transactions Maximum:	7.05%

Nonperforming Assets/Assets
Atlantic Coast Financial:	6.81%
Recent Transactions Minimum:	5.51%
Recent Transactions Maximum:	10.68%

Last Twelve Month Return on Assets
Atlantic Coast Financial:	(0.85%)
Recent Transactions Minimum:	(4.27%)
Recent Transactions Maximum:	(0.75%)

The following disclosure supplements the section of the Proxy Statement entitled – “Opinion of Atlantic Coast Financial’s Financial Advisor” on page 32. The following disclosure is inserted following “earnings” on the seventh line of the carryover paragraph.

, adjusted for non-cash items,

The following disclosure supplements the section of the Proxy Statement entitled – “Opinion of Atlantic Coast Financial’s Financial Advisor” on page 32. The following disclosure is inserted at the end of the tenth line of the carryover paragraph.

KBW's analysis does not incorporate a full DTA reversal for capital purposes.

The following disclosure supplements the section of the Proxy Statement entitled – “Opinion of Atlantic Coast Financial’s Financial Advisor” on page 32. The following disclosure is inserted following the carryover paragraph.

Such earnings and capital projections were estimated under the following assumptions.

	2014	2015	2016	2017	2018
	($in millions)
Average assets	756	796	836	878	922

Return on average assets (ROA)	0.30%	0.33%	0.37%	0.40%	0.42%

The following disclosure supplements the section of the Proxy Statement entitled – “Opinion of Atlantic Coast Financial’s Financial Advisor” on page 32. The following disclosure is inserted as a new paragraph following the Atlantic Coast Financial projections added above.

KBW used the Capital Asset Pricing Model (“CAPM”) to determine discount rates ranging from 15.0% to 19.0%.  The CAPM is recognized as the industry standard for pricing the future market return of an investment security.  The inputs included the 10-year Treasury rate of 2.0% as of February 19, 2013, a market risk premium of 6.6% provided by Ibbotson Associates - 2012, Atlantic Coast Financial’s one year daily raw beta of 0.8% provided by Bloomberg, and an equity risk premium of 9.8% provided by Ibbotson Associates - 2012 representing the size premium for companies with market capitalizations between $1.0 million and $129.0 million.  These inputs and assumptions resulted in a CAPM discount rate of 17.2% for Atlantic Coast Financial, which KBW used as the midpoint of the 15.0% - 19.0% range of rates to discount the projected dividendable cash flows provided by management and terminal multiple.